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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8 - K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) NOVEMBER 19, 1998
                                                        -----------------


                               GALILEO CORPORATION
             (Exact name of registrant as specified in its charter)


DELAWARE                                                              04-2526583
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                                                         0-11309
                                                        (Commission File Number)

GALILEO PARK, P.O. BOX 550, STURBRIDGE, MASSACHUSETTS                      01566
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number including area code                 (508) 347-9191




--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.  OTHER EVENTS

         The Registrant reported in a press release dated November 19, 1998, which is included in this filing as Exhibit 99.1, that it had made several changes in senior management and the board of directors. Mr. William T. Hanley resigned as President and Chief Executive Officer, agreeing to serve as a consultant to the Company for the next year; Mr.
         W. Kip Speyer, President of Leisegang Medical, Inc., one of the Company's subsidiaries, and a director of the Company, was appointed Acting President and Chief Executive Officer; Mr. Todd Davenport was elected to the Board of Directors, bringing with him an extensive background in the medical field, which is expected to benefit the Company's position in the women's health medical business; and, Mr. Stephen Todd, of Argus Management Corporation, was appointed Interim Chief Financial Officer.

         The Company also announced that is has implemented a series of cost reduction measures intended to bring the Company's operating costs more in line with its current level of business.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         a)   Exhibit

              99.1   Press Release dated November 19, 1998.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       GALILEO CORPORATION


Date:  November 25, 1998               By: /s/ Josef W. Rokus
                                           ----------------------------------
                                           Josef W. Rokus
                                           Vice President, Corporate Development
                                           and Secretary





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                                  EXHIBIT INDEX


      Exhibit No.
      -----------


         99.1     Press Release dated November 19, 1998.